Exhibit 24.1

OMNIBUS POWERS OF ATTORNEY

Each person whose signature appears below authorizes each of Leslie S. Brush, Karen M. Mullane, Michael J. Ruane and Victoria E. Silbey or any of them as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities including, without limitation, in his or her capacity as an officer, director or manager, as the case may be, of the registrants below, (1) a Market-Maker Registration Statement on Form S-1 and any amendments, including post-effective amendments, thereto relating to the 9 1/8% Senior Notes due 2013 of SunGard Data Systems Inc. (the “Senior Notes due 2013”), the guarantees relating to the Senior Notes due 2013, the 10 5/8% Senior Notes due 2015 of SunGard Data Systems Inc. (the “Senior Notes due 2015”), the guarantees relating to the Senior Notes due 2015, the 10 1/4% Senior Subordinated Notes due 2015 of SunGard Data Systems Inc. (the “Senior Subordinated Notes” and together with the Senior Notes, the “Notes”) and the guarantees relating to the Senior Subordinated Notes, and (2) an Exchange Offer Registration Statement on Form S-4, and any amendment, including post-effective amendments, thereto, relating to the Senior Notes due 2015, and, in each case, to file the same, with all the exhibits thereto, and all other documents in connection therewith, as contemplated under the Registration Rights Agreement, dated as of August 11, 2005, among Solar Capital Corp., SunGard Data Systems Inc., the Guarantors named therein and Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., relating to the Senior Notes due 2013, the Registration Rights Agreement, dated as of August 11, 2005, among Solar Capital Corp., SunGard Data Systems Inc., the Guarantors named therein and Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., relating to the Senior Subordinated Notes, and the Registration Rights Agreement, dated as of September 29, 2008, among SunGard Data Systems Inc., the Guarantors named therein and Goldman, Sachs & Co., relating to the Senior Notes due 2015, as applicable, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

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This Omnibus Power of Attorney may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 20th day of April 2009.

Advanced Portfolio Technologies, Inc.

Automated Securities Clearance LLC

BancWare LLC

Derivatech Risk Solutions Inc.

Exeter Educational Management Systems, Inc.

Inflow LLC

Online Securities Processing Inc.

SIS Europe Holdings LLC

SRS Development Inc.

SunGard Asia Pacific Inc.

SunGard Availability Services LP

SunGard Availability Services Ltd.

SunGard AvantGard LLC

SunGard Business Systems LLC

SunGard Computer Services LLC

SunGard Consulting Services LLC

SunGard Corbel LLC

SunGard CSA LLC

SunGard Data Systems Inc.

SunGard Development Corporation

SunGard DIS Inc.

SunGard Energy Systems Inc.

SunGard eProcess Intelligence LLC

SunGard ERisk Inc.

SunGard Financial Systems LLC

SunGard Higher Education Advancement Inc.

SunGard Higher Education Inc.
SunGard Higher Education Managed Services Inc.
SunGard Investment Systems LLC
SunGard Investment Ventures LLC
SunGard iWORKS LLC
SunGard iWORKS P&C (US) Inc.
SunGard Kiodex Inc.
SunGard NetWork Solutions Inc.
SunGard Public Sector Inc.
SunGard Reference Data Solutions LLC
SunGard SAS Holdings Inc.
SunGard Securities Finance LLC
SunGard Securities Finance International LLC
SunGard Shareholder Systems LLC
SunGard Software, Inc.
SunGard Systems International Inc.
SunGard Technology Services LLC
SunGard Vericenter, Inc.
SunGard VPM Inc.
SunGard Workflow Solutions LLC

/S/ CHINH E. CHU Chinh E. Chu

/S/ CRISTÓBAL CONDE Cristóbal Conde

/S/ JOHN CONNAUGHTON John Connaughton

/S/ JAMES H. GREENE, JR. James H. Greene, Jr.

/S/ GLENN H. HUTCHINS Glenn H. Hutchins

/S/ JAMES L. MANN James L. Mann

/S/ JOHN MARREN John Marren

/S/ SANJEEV MEHRA Sanjeev Mehra

/S/ JULIE RICHARDSON Julie Richardson

/S/ JAMES E. ASHTON III
James E. Ashton III

/S/ ERIC A. BERG
Eric A. Berg

/S/ MAX J. BROEDLOW
Max J. Broedlow

/S/ HAROLD C. FINDERS
Harold C. Finders

/S/ DAVID D. GATHMAN
David D. Gathman

/S/ DEAN B. GLUYAS
Dean B. Gluyas

/S/ RON M. LANG
Ron M. Lang

/S/ THOMAS J. MCDUGALL
Thomas J. McDugall

/S/ JOHN A. MILANA
John A. Milana

/S/ EDWARD C. MCKEEVER
Edward C. McKeever

/S/ KAREN M. MULLANE
Karen M. Mullane

/S/ MICHAEL J. RUANE Michael J. Ruane

/S/ GILBERT O. SANTOS Gilbert O. Santos

/S/ VICTORIA E. SILBEY Victoria E. Silbey

/S/ DARREN WESEMANN Darren Wesemann